                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      CREATIVE MASTER INTERNATIONAL, INC.
                      -----------------------------------
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                      CREATIVE MASTER INTERNATIONAL, INC.
                          CASEY IND. BLDG., 8TH FLOOR
                          18 BEDFORD RD., TAIKOKTSUI
                              KOWLOON, HONG KONG

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 16, 1999

  Notice is hereby given that the Annual Meeting of Stockholders of Creative Master International, Inc., a Delaware corporation (the "Company"), will be held at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, 90212 on July 16, 1999, at 1:30 P.M., local time, for the following purposes, as more fully described in the attached proxy statement:

(1) To elect five directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To authorize the Company to enter into indemnity agreements with its directors and officers.

(3) To approve an amendment to Article II, Section 2 of the Company's bylaws to allow a flexible annual meeting date.

(4) To approve an amendment to Article IX of the Company's bylaws to allow the Board of Directors to unilaterally amend the bylaws.

(5) To ratify an amendment to the Company's 1998 Stock Option Plan to increase the number of shares covered by the plan from 420,000 to 650,000.

(6) To ratify the appointment by the Board of Directors of Arthur Andersen & Co. as the Company's independent public accountants for the fiscal year ending December 31, 1999.

(7) To transact such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof.

  Your attention is directed to the accompanying Proxy Statement. Stockholders of record at the close of business on June 16, 1999 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

  Please sign, date and complete the enclosed proxy and return it promptly in the accompanying pre-addressed envelope, whether or not you expect to attend the Annual Meeting. A majority of the outstanding shares of common stock must be represented (in person or by proxy) at the Annual Meeting in order that business may be transacted. Therefore, your promptness in returning the enclosed proxy will help to ensure a quorum is present. A stockholder who executes and returns the accompanying proxy may revoke it at any time before it is voted at the Annual Meeting by following the procedures set forth in the attached Proxy Statement.

                                          By Order of the Board of Directors

                                          Shing Kam Ming
                                          Secretary
Kowloon, Hong Kong
June 18, 1999

              PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE
             IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED.

                      CREATIVE MASTER INTERNATIONAL, INC.
                          Casey Ind. Bldg., 8th Floor
                          18 Bedford Rd., Taikoktsui
                              Kowloon, Hong Kong

                                PROXY STATEMENT

                        Annual Meeting of Stockholders

                                 July 16, 1999

General

  The enclosed proxy is solicited by the Board of Directors of Creative Master International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 1:30 P.M. on Friday, July 16, 1999, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, 90212, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the stockholders of the Company on or about June 22, 1999.

  The cost of this solicitation, including the cost of preparing and mailing the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy, will be borne by the Company. It is anticipated that brokerage houses, fiduciaries, nominees, and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock held in their names. Directors, officers, or employees of the Company may solicit proxies by telephone or in person without additional compensation.

Outstanding Securities and Voting Rights

  Only holders of record of the Company's common stock (the "Common Stock") at the close of business on June 16, 1999 will be entitled to vote at the Annual Meeting. On that date, the Company had 4,999,322 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted on. Holders of Common Stock are not entitled to cumulate votes in the election of directors. Under applicable law and the Company's certificate of incorporation and bylaws, if a quorum is present at the Annual Meeting: (i) the five nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy shall be elected directors, (ii) matters 2, 5 and 6 listed in the accompanying Notice of Annual Meeting of Stockholders will be approved if a majority of the votes cast on the matter are cast in favor of such matter, and (iii) matters 3 and 4 listed in the accompanying Notice of Annual Meeting of Stockholders will be approved if a majority of the shares entitled to vote are cast in favor of such matter.

  The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions will be counted for purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes also will count towards establishing a quorum. Broker non-votes will not affect the outcome of matters 2, 5 and 6, but will have the same effect as a negative vote for matters 3 and 4. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

Proxy Voting

  Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions noted thereon, or in the absence of directions to the contrary, will be voted "FOR" the election of the nominees to the Board of Directors named herein, "FOR" the proposal to authorize the Company to enter into indemnity agreements with its directors and officers, "FOR" the proposal to amend Article II, Section 2 of the Company's bylaws to allow a flexible annual meeting date, "FOR" the proposal to amend Article IX of the Company's bylaws to allow the Board of Directors to unilaterally amend the bylaws, "FOR" the proposal to ratify the amendment to the Company's 1998 Stock Option Plan to increase the number of shares covered by the plan from 420,000 to 650,000, and "FOR" the proposal to ratify the appointment by the Board of Directors of Arthur Andersen & Co. as the Company's independent public accountants for the fiscal year ending December 31, 1999. It is not expected that any matter other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

Revocation

  Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, five directors, who will constitute the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. All nominees for the Board of Directors currently serve as directors and have consented to being named herein and have agreed to serve if elected. The nominees are as follows:

                               Carl Ka Wing Tong
                              Leo Sheck Pui Kwok
                                Chou Kong Seng
                                 Steve Gordon
                               Clayton K. Trier

  Management proxies will be voted "FOR" the election of all of the above-named nominees unless the stockholder indicates that the proxy shall not be voted for all or any one of the nominees. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                  FIVE PERSONS NOMINATED FOR DIRECTOR HEREIN.

Management of the Company

  The executive officers, directors and key employee of the Company and their ages and positions as of May 31, 1999 are as follows:

   Executive Officers
   and Directors(1)     Age Position
   ------------------   --- --------
   Carl Ka Wing Tong...  48 President, Chief Executive Officer and Chairman of
                             the Board
   Leo Sheck Pui Kwok..  43 Chief Operating Officer and Director
   John Rempel.........  43 Chief Financial Officer and Asst. Secretary
   Henry Hai-Lin Hu....  54 Executive Vice-President--Marketing
   Shing Kam Ming......  37 Senior Vice-President, Controller, and Secretary
   Paul Mo.............  48 Senior Vice-President--Marketing Services
   Denny Cheng.........  38 Vice-President--Marketing Service, Engineering
   Chou Kong Seng......  44 Director
   Steve Gordon........  44 Director
   Clayton K. Trier....  47 Director

   Other Key Employee
   ------------------
   Albert Chui.........  49 Assistant Vice President--Quality Assurance

--------
(1) Each of the executive officers of the Company also serves in various corresponding capacities with Creative Master Limited, the Company's wholly-owned Hong Kong subsidiary ("CML"), or subsidiaries of CML.

  Carl Ka Wing Tong has been the Chairman, Chief Executive Officer and President since December 1997. He also served as Secretary from December 1997 to September 1998 and as Chief Financial Officer from September 1998 to November 1998. He also serves as a director of Acma Strategic Holdings Limited. Mr. Tong co-founded CML in 1986. From 1993 to 1995, he also served as Chief Financial Officer of ZIC Holdings Limited, the holding company of Zindart Industrial Co. Ltd., a manufacturer of toys and collectibles. Prior to founding CML, from 1985 to 1987, Mr. Tong was Vice President of Citibank N.A.'s Institutional Banking, Specialized Finance Group. In addition, from 1977 to 1985, Mr. Tong was a certified public accountant with Arthur Andersen & Co. in United Kingdom and Hong Kong, where his last position was Senior Manager, Audit Division. He is a certified public accountant in Hong Kong and a chartered accountant in the United Kingdom.

  Leo Sheck Pui Kwok has been the Chief Operating Officer and a director of the Company since December 1997. Mr. Kwok co-founded CML in 1986. Before founding CML, Mr. Kwok worked for the Hallmark Group in Asia from 1980 to 1987, where his last position was as the Chief Merchandise Manager.

  John Rempel has been Chief Financial Officer of the Company since November 1998 and Assistant Secretary of the Company since February 1999. Prior to joining the Company, from 1995 to November 1998, Mr. Rempel founded and managed the consulting division of Infocan Computer (HK) Limited, an information technology solution provider, specializing in financial and material requirements planning system design and implementation. Between 1990 and 1995, Mr. Rempel was the Chief Financial Officer of a division of Lai Sun Group, a publicly-listed company in Hong Kong. He is a Canadian Chartered Accountant and a Fellow of the Hong Kong Society of Accountants. Prior to 1981, Mr. Rempel served with Arthur Andersen & Co. in Canada and Bermuda.

  Henry Hai-Lin Hu has been Executive Vice-President--Marketing of the Company since September 1998. Prior to joining the Company, from 1996 through 1998 Mr. Hu served in executive management positions with various Hong Kong toy manufacturers. Mr. Hu also served as the Chairman and Chief Executive Officer of Zindart Industrial Co., Ltd. from 1993 until 1996.

  Shing Kam Ming has been the Senior Vice-President of the Company since January 1998 and Secretary of the Company since February 1999. He also served as Chief Financial Officer until September 1998, when he was appointed Controller. Mr. Shing joined Creative Master Limited in March 1993 as Manager--Finance and Administration.

  Paul Mo has served as the Company's Senior Vice-President--Marketing Services since August 1996. He also served as Secretary of the Company from October 1998 to February 1999. Mr. Mo joined the Company as director of Engineering in November 1994 and helped establish the Company's first Dongguan factory. Prior to joining the Company, from 1992 to 1994 he was a General Manager of Sinomex (Hong Kong).

  Denny Cheng has served as Vice-President--Marketing Services, Engineering since November 1996. Before joining the Company, Mr. Cheng served as an Engineering Manager with Sinomex (Hong Kong), from 1993 to 1996.

  Chou Kong Seng has been a director of the Company since December 1997. Mr. Chou has been the Finance Director of Acma Ltd., a company listed on the Singapore stock exchange since 1994. He also serves as a director of Acma Strategic Holdings Limited, a principal stockholder of the Company. Before joining Acma Ltd., he was a senior manager with KPMG Peat Marwick LLP in Singapore.

  Steve Gordon has been a director of the Company since February 1999. Mr. Gordon has been a principal of, and performed the functions of chief executive officer for, TFS Limited, a direct response marketing and fulfillment services company, since 1995. Before joining TFS Limited, Mr. Gordon served as a Division Director of MBI, Inc., from 1985 to 1995, where he was responsible for certain die-cast products.

  Clayton K. Trier has been a director of the Company since February 1999. Since 1997, Mr. Trier has been a private investor. Mr. Trier also currently serves as a director of Pentacon, Inc (NYSE: JIT). From 1993 through 1997, Mr. Trier served as the Chairman and Chief Executive Officer of U.S. Delivery Systems, a NYSE-listed local delivery company with offices nationwide. He founded U.S. Delivery Systems in 1993. U.S. Delivery Systems was acquired by Corporate Express Inc. in March 1996. From 1987 to 1991, Mr. Trier was co-Chief Executive Officer and President of Allwaste, Inc., a NYSE-listed company engaged in waste management. Mr. Trier was a Certified Public Accountant with Arthur Andersen & Co. in Houston, Texas and Hong Kong from 1974 to 1987, and was a partner there from 1983 to 1987.

  Albert Chui has served as Assistant Vice-President--Quality Assurance and Training since 1996. Before joining the Company, Mr. Chui served as a plant manager with Sunshine Toys Manufacturing Limited from 1995 to 1996. In addition, Mr. Chui worked as a quality manager with Artin Industries Company Limited from 1993 to 1994.

Board of Directors Meetings and Committees

  During the fiscal year ended December 31, 1998, the Board of Directors met four times. Each incumbent director who was a director during the past fiscal year attended more than 75% of the aggregate of all meetings of the Board of Directors. The Board of Directors established audit and compensation committees in February 1999. The audit committee reviews the scope of the audit findings by the Company's independent auditors and other accounting related matters. The Company's audit committee currently consists of Mr. Gordon and Mr. Trier. The compensation committee recommends and reviews the compensation to executive officers of the corporation; the Company's stock option plan, however, is currently administered by the full Board of Directors. The Company's compensation committee currently consists of Mr. Tong, Mr. Gordon, and Mr. Trier. The Company has no other standing committees of its Board of Directors.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

  The following table sets forth certain information regarding compensation earned by each person who served as the Company's Chief Executive Officer during the year ended December 31, 1998 and one other executive officer (together, the "named executive officers") whose compensation exceeded $100,000 for that year.

                          SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                                                 Compensation
                                   Annual                          Awards--
                                Compensation                      Securities
Name and Principal            ------------------- Other Annual    Underlying
Position                 Year  Salary      Bonus  Compensation  Options/SARS(#)
------------------       ---- --------    ------- ------------  ---------------
Carl Ka Wing Tong....... 1998 $177,000(1)     --        --      112,500 shares
 President and Chief     1997 $115,000(2)     --        --                 --
 Executive Officer       1996 $ 88,000(2)     --        --                 --

Leo Sheck Pui Kwok...... 1998 $ 77,000    $27,000   $84,000(3)   82,500 shares
 Chief Operating Officer 1997 $ 46,000    $ 4,000   $61,000(3)             --
                         1996 $ 43,200        --    $44,000(3)             --

--------
(1) Represents $116,000 in compensation paid to Acma Strategic Holdings Limited for consulting services and $61,000 in fees paid to Carl Tong & Associate Management Consultancy Limited. See "Certain Relationships and Related Transactions--Tong Consulting Arrangement."
(2) Represents compensation paid to Acma Strategic Holdings Limited for consulting services. See "Certain Relationships and Related Transactions-- Tong Consulting Arrangement."
(3) Represents a residence allowance. See "Employment Agreements."

Option Grants in 1998

  The following table sets forth information concerning the grant of stock options during 1998 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                               Percentage of
                                               Total Options
                               Number of          Granted
                         Securities Underlying  to Employees    Exercise   Expiration
Name                        Options Granted    in Fiscal Year Price ($/sh)    Date
----                     --------------------- -------------- ------------ ----------
Carl Ka Wing Tong.......        112,500(1)         33.04%        $5.00      12/23/06
Leo Sheck Pui Kwok......         82,500(1)         24.23%        $5.00      12/23/06

--------
(1) These options will vest and become exercisable as to 25% of the shares on June 23, 1999. The remaining options will vest and become exercisable monthly pro rata over a 42-month period from June 23, 1999 to December 23, 2002.

Option Exercises in 1998 and Fiscal Year-End Option Values

  No options were exercised by the named executive officers during 1998.

                    AGGREGATE FISCAL YEAR-END OPTION VALUES

                            Number of Securities
                           Underlying Unexercised             Value of Unexercised
                                   Options                   In-the-Money Options At
                         Held At Fiscal Year-End(#)           Fiscal Year-End($)(1)
                         -------------------------------    -------------------------
Name                     Exercisable     Unexercisable      Exercisable Unexercisable
----                     -----------     ---------------    ----------- -------------
Carl Ka Wing Tong.......               0            112,500     --        $112,500
Leo Sheck Pui Kwok......               0             82,500     --        $ 82,500

--------
(1) Based on the difference between the option exercise price and the fair market value per shared based on the closing price of $6.00 reported by the Nasdaq National Market on December 31, 1998.

Compensation of Directors

  The Company reimburses each director for reasonable expenses incurred in attending meetings of the Company's Board of Directors and pays each non-employee director a fee of $1,300 for each meeting attended by such director. Outside directors who serve on board committees are paid a fee of $300 for each committee meeting attended. Directors also are eligible to receive grants of options under the Company's 1998 Stock Option Plan. Concurrent with the Company's public offering on December 23, 1999, the Company granted to each of Mr. Gordon and Mr. Trier stock options to purchase 7,500 shares of common stock at an exercise price of $5.00 per share.

  In 1996, the Company entered into a one-year, annually renewable consulting agreement with TFS Limited. Steve Gordon, a director of the Company, is the principal owner of and performs the functions of chief executive officer for TFS Limited. See "Certain Relationships and Related Transactions--TFS Consulting Agreement."

Employment Agreements

  The Company was party to a consulting agreement with Acma Strategic Holdings Limited (which was terminated as of December 23, 1998), which in turn entered into a consulting agreement with Carl Tong & Associate Management Consultancy Limited, a company beneficially owned by Carl Ka Wing Tong, pursuant to which Mr. Tong acted as Managing Director of Acma Strategic Holdings Limited and performed certain other duties, including acting as the President and Chief Executive Officer of the Company. The terms of these agreements are described under "Certain Relationships and Related Transactions--Tong Consulting Arrangement."

  The Company also is party to a consulting agreement with Business Plus Consultants Limited, which is beneficially owned by Henry Hai-Lin Hu, under which Mr. Hu serves as Executive Vice-President--Marketing of the Company. See "Certain Relationships and Related Transactions--Hu Consulting Agreement" for a discussion of the terms of Mr. Hu's agreement.

  Consulting arrangements such as the Company's arrangements with Messrs. Tong and Hu are commonplace in Hong Kong.

  In January 1996, the Company entered into a service agreement with Leo Sheck Pui Kwok pursuant to which he was appointed as an executive officer of the Company, effective as of February 1, 1996, for a term of three years. The appointment automatically renews for a one-year term on each anniversary beginning on February 1, 2000, unless either party provides six months written notice to terminate the agreement. Mr. Kwok receives a salary of $46,000 per year and a bonus of up to 2.5% of the Company's net after-tax profits on a consolidated basis, provided the Company achieves certain net income targets. In addition, the Company provides Mr. Kwok with a residence allowance.

  In January 1997, CML, the Company's wholly owned Hong Kong subsidiary, adopted a defined contribution pension plan which is available to all of the Company's Hong Kong employees with at least three months of continuous service. Participating employees may make monthly contributions to the pension plan of up to 5% of each employee's base salary, with matching contributions by the Company. The Hong Kong employees (or their beneficiaries) are entitled to receive their entire contribution and the Company's matching contributions, with accrued interest thereon, upon retirement or death of the employee. Upon resignation or termination (other than for serious misconduct), employees are entitled to receive their entire contributions to the pension plan, with accrued interest thereon, plus the vested portion of the Company's matching contributions. A participating employee becomes fully vested with respect to 30% of the Company's matching contributions to the pension plan after completing three years of service with the Company and becomes vested with respect to an additional 10% of the Company's matching contributions for each year of continuous service thereafter through year ten. CML's subsidiaries, Excel Master Limited and Carison Engineering Limited, have each adopted substantially identical pension plans for their employees.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock as of May 31, 1999 by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group.

  The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners. An asterisk denotes beneficial ownership of less than 1%.

                                         Amount and Nature
                                      of Beneficial Ownership
Name and Address                       (Number of Shares)(1)  Percent of Class
----------------                      ----------------------- ----------------
Carl Ka Wing Tong(2).................          288,281               5.7%
 Casey Ind. Bldg., 8th Floor
 18 Bedford Rd., Taikoktsui
 Kowloon, Hong Kong

Leo Sheck Pui Kwok(3)................          587,046              11.7%
 Casey Ind. Bldg., 8th Floor
 18 Bedford Rd., Taikoktsui
 Kowloon, Hong Kong

Chou Kong Seng(4)....................              --                --

Steve Gordon(5)......................            8,500                 *

Clayton K. Trier(5)..................           17,500                 *

Acma Ltd.(6).........................        2,364,430              47.3%
 17 Jurong Port Road
 Singapore 619092

All directors and executive officers
 as group (10 persons)(7)............          932,622              18.3%

--------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 30,134 shares issuable upon the exercise of stock options which will be exercisable within 60 days of May 31, 1999. Mr. Tong is a Managing Director and 10% shareholder of Acma Strategic Holdings Limited. As such, Mr. Tong shares investment and voting power with respect to the shares shown as beneficially owned by Acma Strategic Holdings Limited (see note 6 below). Mr. Tong disclaims beneficial ownership of such shares, however.
(3) Of the shares shown, 564,948 are held of record by Superego, Inc., a British Virgin Islands company beneficially owned by Mr. Kwok. Includes 22,098 shares issuable to Mr. Kwok upon the exercise of stock options which will be exercisable within 60 days of May 31, 1999.

(4) Mr. Chou is a director of Acma Ltd. and, as such, may be deemed to share voting and investment power over the shares shown as beneficially owned by Acma Ltd. Mr. Chou disclaims such beneficial ownership.
(5) Includes 7,500 shares issuable upon the exercise of currently exercisable stock options.
(6) The shares shown as being owned by Acma Ltd. consist of 1,838,157 shares held of record by Acma Strategic Holdings Limited and an additional 526,273 shares held of record by Acma Investments Pte., Ltd., a wholly-owned subsidiary of Acma Ltd. Acma Investments Pte., Ltd. is a 90% shareholder of Acma Strategic Holdings Limited.
(7) Includes 88,527 shares issuable upon the exercise of stock options which will be exercisable within 60 days of May 31, 1999.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hu Consulting Agreement

  In August 1998, the Company entered into a consulting agreement with Business Plus Consultants Limited, which is beneficially owned by Henry Hai-Lin Hu, the Company's Executive Vice-President--Marketing. For its services and the services of Mr. Hu, the Company has agreed to pay Business Plus a commission equal to 7.5% of all additional revenues of the Company generated by Business Plus, with a guaranteed monthly minimum fee of approximately $5,000, and all out-of-pocket expenses. The agreement has a two-year term and will continue thereafter unless terminated by either party upon three months prior written notice.

Tong Consulting Arrangement

  In January 1996, the Company entered into a consulting agreement with Acma Strategic Holdings Limited, one of the principal stockholders of the Company, under which Acma Strategic was to receive an annual consulting fee of approximately $106,000. Acma Strategic is a private investment Company whose only investment is its ownership of Common Stock of the Company. Mr. Tong is a director and 10% shareholder of Acma Strategic. In addition, under the terms of the agreement, the Company, at its discretion, paid Acma Strategic a performance bonus of up to 2.5% of the Company's consolidated net after-tax profits. During 1996, 1997 and 1998, the Company paid consulting fees in the amounts of $88,000, $115,000 and $116,000, respectively, to Acma Strategic for consulting services provided pursuant to this consulting agreement.

  Acma Strategic entered into a consulting agreement with Carl Tong & Associate Management Consultancy Limited ("Associate Management"), a Company beneficially owned by Mr. Tong, pursuant to which Mr. Tong serves as a director of Acma Strategic and performs such other duties as requested by Acma Strategic, including acting as President and Chief Executive Officer of the Company. Associate Management received all amounts paid by the Company to Acma Strategic during 1996, 1997 and 1998. The Company discontinued its arrangement with Acma Strategic upon completion of the public offering on December 23, 1998, and Associate Management assumed the duties previously performed by Acma Strategic.

TFS Consulting Agreement

  In 1996, the Company entered into a one-year, annually renewable consulting agreement with TFS Limited. Steve Gordon, a director of the Company, is the principal owner of and performs the functions of chief executive officer for TFS Limited. The Company paid $179,000 to TFS Limited in 1998.

Loans to CML

  Messrs. Kwok and Tong had outstanding certain non-interest bearing loans to CML in the amounts of $614,000 and $316,000, respectively, as of December 31, 1996, and $612,000 and $316,000, respectively, as of December 31, 1997. The loans were repayable on demand. As of September 30, 1998, the outstanding balances of the loans were approximately $438,000 and $232,000, respectively. As of October 1, 1998, the principal amount of the outstanding loans from Messrs. Kwok and Tong were converted into non-interest bearing term loans which will be due and payable in six equal semi-annual installments commencing March 31, 1999 and ending September 30, 2001. In addition, in 1997, Acma Strategic advanced $9,000 on CML's behalf, which was repaid, without any interest, in January 1998.

Loans from CML

  During 1995, 1996 and 1997, Mr. Tong borrowed certain amounts from CML. The maximum balance of such loans at any one time was $124,000. The loans were non-interest bearing and were repayable on demand. All loan transactions ceased upon the completion of the Company's exchange reorganization in December 1997. The loans were repaid in full in September 1998.

Guarantees of Company Debt

  As of December 31, 1998, the Company had credit facilities with Hang Seng Bank, Banque Nationale de Paris, Bank of China and Commonwealth Finance Corporation Limited of $258,000, $356,000, $65,000 and $1,291,000,
respectively, some of which Messrs. Tong and Kwok personally guarantee. The facilities also are secured by a mortgage on certain real property owned by Mr. Tong. Additionally, Acma Strategic guarantees certain of the Company's debt. As of December 31, 1998, the Company had outstanding balances under such facilities of $249,000, $356,000, $0 and $455,000, respectively. The Company is currently attempting to eliminate the guarantees of Messrs. Tong and Kwok and Acma Strategic.

                       APPROVAL OF INDEMNITY AGREEMENTS

  The Board of Directors has adopted a resolution approving the use of an indemnity agreement to be entered into between the Company and each director and officer of the Company. The form of this indemnity agreement (the "Agreement") is attached to this Proxy Statement as Exhibit A.

  The Company plans to enter into the Agreement with each current director and officer of the Company (and of each subsidiary of the Company). The Company also plans to enter into the Agreement with any future directors and officers. The Board of Directors believes the Agreement would be fully enforceable regardless of stockholder approval. Nonetheless, because Board members will be parties to the Agreement, the Board has decided to submit the Agreement to stockholders for consideration pursuant to the Delaware General Corporation Law Section 144(a)(2). The use of the Agreement will be approved if a majority of the shares present and entitled to vote at the annual meeting are voted in favor of the approval. Even if this proposal is not approved by the required vote, stockholders who vote in favor of adopting the Agreement may be estopped from later asserting a claim that the Agreement is invalid. If the stockholders fail to approve this proposal, the Board will reconsider its decision to enter into the Agreements, but the Board will not be obligated to discontinue its use of the Agreement.

  The Board's action is in response to (i) the risk of litigation and related expenses directed against directors and officers of publicly held companies; and (ii) the potential inability to continue to attract and retain qualified directors and officers in light of these circumstances. The Board believes that the use of indemnity agreements is customary among Delaware corporations such as the Company.

  At present, there is no pending litigation or proceeding involving a director or officer of the Company where indemnification under this provision will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification by any director or officer.

  The proposed Agreement attempts to provide the maximum protection allowed under Delaware law. The Agreement will have retroactive effect by indemnifying directors for actions taken by them prior to adoption of the Agreement. Although the enforceability of the provisions of the Agreement has not been tested in court and remains subject to public policy considerations, the Board of Directors believes that such provisions are permitted under Delaware law.

Summary of Indemnity Agreement

  Below is a detailed summary of the provisions of the Agreement, which is qualified in its entirety by the exact language of the Agreement attached as Exhibit A.

  Indemnification in Third-Party Proceedings. The Company shall indemnify the indemnitee against expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the Company) if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful.

  Indemnification in Proceedings by or in the Right of the Company. The Company shall indemnify the indemnitee against expenses and amounts paid in settlement, actually and reasonably incurred by the indemnitee in connection with a proceeding by or in the right of the Company to procure a judgment in its favor if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged liable to the Company in the performance of the indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine proper.

  No Presumption from Termination. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had reasonable cause to believe that the indemnitee's conduct was unlawful.

  Determination of Right to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification, the Company shall indemnify the indemnitee with respect to such written claim to the full extent permitted by law. If a claim is not paid in full by the Company within 30 days including amounts expended (or incurred and reasonably expected to be expended) after such written claim has been received by the Company, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the indemnitee shall be entitled to be paid the expense of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to make a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct. The Company shall have the burden of proof concerning whether the indemnitee has or has not met the applicable standard of conduct.

  Advances. The expenses incurred by the indemnitee in defending and investigating any proceeding shall be paid by the Company in advance of the final disposition of such proceeding within 30 days after receiving from the indemnitee the copies of invoices presented to the indemnitee for such expenses, if the indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that the indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of the indemnitee to repay shall not be a factor. In a proceeding brought by the Company directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Company shall not be required to make the advances if the Board of Directors believes, in its sole discretion, that the indemnitee has not met the standards of conduct which make it permissible under applicable law to indemnify the indemnitee and the advancement of expenses would not be in the best interests of the Company and its stockholders.

  Partial Indemnity. If the indemnitee is entitled to indemnification or advancement by the Company of some expenses or liabilities incurred by him or her in the investigation, defense, settlement or appeal of a proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

  Liability Insurance. The Company will use its best efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") of at least $3 million in aggregate coverage and which provides the indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the indemnitee is a director; or of the Company's officers, if the indemnitee is not a director of the Company but is an officer. The Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

  Defense of Claim. In the event that the Company becomes obligated to pay the expenses of any proceeding against the indemnitee and the Company or any other person entitled to indemnification by the Company is a party to the proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the indemnitee of written notice of its election to do so.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AUTHORIZING THE COMPANY TO ENTER INTO INDEMNITY AGREEMENTS WITH ITS DIRECTORS AND OFFICERS

                     APPROVAL OF AMENDMENTS TO THE BYLAWS

  The Board of Directors has proposed two amendments to the bylaws of the Company, which will be acted upon separately at the Annual Meeting. The affirmative vote of a majority of the shares entitled to vote is required to approve each of these amendments to the bylaws.

Timing of Annual Meeting of Stockholders

  Article II, Section 2 of the bylaws currently provides a fixed date for the annual meeting of stockholders. The current language is as follows:

    2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at 2:00 p.m. on the last Tuesday of the third month in each year after the close of the fiscal year of the Corporation, if such date is not a legal holiday and if a legal holiday, then on the next business day following at the same hour, at which time the shareholders shall elect a Board of Directors, and transact such other business as may properly come before the meeting.

  The Board of Directors has proposed an amendment to allow for flexibility in the choice of meeting date. The Board of Directors believes that most publicly traded corporations use a flexible meeting date, and that a fixed dated is unnecessarily restrictive. The Board of Directors intends to set future annual meeting dates that are convenient for its officers and directors. The proposed language is as follows:

    2. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date and time, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                   OF THIS PROPOSED AMENDMENT TO THE BYLAWS

Bylaw Amendment Power

  Article IX of the bylaws currently requires stockholder approval for any amendment to the bylaws. The current language is as follows:

    1. By Shareholders. All by-laws of the Corporation shall be subject to revision, amendment or repeal, and new by-laws may be adopted from time to time by a majority of the shareholders who are at such time entitled to vote in the election of directors.

    2. By Directors. The Board of Directors shall adopt a resolution setting forth the amendment proposed declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereto for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders. Such special or annual meeting shall be called and held upon notice. This notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the directors shall deem advisable. At the meeting a vote of the stockholders entitled to vote thereon shall be taken for and against the proposed amendment. If a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged, filed and recorded and shall become effective.

  The Company's restated certificate of incorporation grants the Board of Directors the power to "make, alter, amend, change, add to or repeal the bylaws of the Corporation . . ." without the assent or vote of stockholders. The Board of Directors believes that it is desirable for it to have the power to unilaterally amend the bylaws, because seeking stockholder approval can be time consuming and expensive. The proposed language is as follows:

  These by-laws may be altered or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                   OF THIS PROPOSED AMENDMENT TO THE BYLAWS

              RATIFICATION OF AMENDMENT TO THE STOCK OPTION PLAN

  In 1998, the Company's Board of Directors adopted and its stockholders approved the Company's 1998 Stock Option Plan (the "1998 Plan") under which 420,000 shares of Common Stock were reserved for purchase thereunder. The 1998 Plan was subsequently amended by the Board of Directors in December 1998. As of May 31, 1999, options were outstanding under the 1998 Plan to purchase a total of 340,500 shares of Common Stock, and only an additional 79,500 shares remained available for future grants under the 1998 Plan.

  In June 1999, the Board of Directors approved an amendment to the 1998 Plan to increase the number of shares available under the plan by 230,000 shares. Under the terms of the 1998 Plan, the amendment did not require the approval of the Company's stockholders. Nevertheless, unless the amendment is approved by holder of a majority of the shares of common stock present at the annual meeting, either in person or by proxy, any options granted in excess of the 420,000 shares approved by the stockholders would not be eligible for treatment as incentive stock options ("ISOs"). Consequently the Board is asking stockholders to approve the amendment in order to allow the flexibility to grant additional ISOs under the 1998 Plan.

  The 1998 Plan is designed to attract and retain the best available personnel for positions of responsibility and to provide incentives to such personnel to promote the success of the business. The Board believes the amendment is necessary to ensure that sufficient shares are available under the 1998 Plan to reward and motivate existing employees and to attract new employees in the future.

Description of 1998 Plan

  The 1998 Plan provides for the grant to directors, officers, employees and consultants of the Company (including its subsidiaries) of options to purchase shares of Common Stock. The 1998 Plan may be administered by the Board of Directors or a committee of the Board of Directors (in either case, the "Committee"), which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1998 Plan. Options granted under the 1998 Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

  The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 1998 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1998 Plan at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year.

  Subject to the limitations contained in the 1998 Plan, options granted under the 1998 Plan will become exercisable at such times and in such installments (but not less than 20% per year) as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable, and may also provide that the option expires immediately upon termination of employment for any reason.

  Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were then exercisable would terminate three months (three years in the case of termination by reason of death or disability) following termination of employment. Any options which were not exercisable on the date of such termination would immediately terminate concurrently with the termination of employment.

  The Board of Directors may at any time amend, alter, suspend or terminate the 1998 Plan. No amendment, alteration, suspension or termination of the 1998 Plan will impair the rights of any optionee, unless mutually agreed otherwise between the optionee and the Committee, which agreement must be in writing and signed by the optionee and the Company. Termination of the 1998 Plan will not affect the Committee's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

  Options granted under the 1998 Plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1998 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1998 Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1998 Plan is effective for ten years, unless sooner terminated or suspended.

Certain Federal Income Tax Consequences

  Incentive stock options granted under the 1998 Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

  All other options granted under the 1998 Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Recently enacted legislation provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

  The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

Participation in the 1998 Plan

  Stockholders should be aware that each of the Company's executive officers and non-employee directors are eligible for option grants under the 1998 Plan. If the proposal is not approved by holders of a majority of the shares of common stock present at the meeting, either in person or by proxy, additional options granted under the 1998 Plan will not be eligible for ISO treatment.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
                   OF THE AMENDMENT TO THE STOCK OPTION PLAN

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has adopted a resolution appointing Arthur Andersen & Co. as the Company's independent public accountants for the fiscal year ending December 31, 1999. Stockholder ratification of the selection of Arthur Andersen & Co. as the Company's independent public accountants is not required by the Company's bylaws or otherwise. Nevertheless, the Board is submitting the selection of Arthur Andersen & Co. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change could be in the best interests of the Company and its stockholders. The Company does not expect representatives from Arthur Andersen & Co. to be present at the annual meeting.

  Effective April 30, 1998, Greenberg & Company, LLC, which had been the Company's auditor prior to the exchange reorganization, resigned as the independent accountants of the Company. The Company's Board of Directors approved the appointment of Arthur Andersen & Co. as its new independent accountants on April 30, 1998. Greenberg & Company, LLC's report on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer, and was not modified as to uncertainty, audit scope or accounting principles during that period. The Company did not have any disagreements with Greenberg & Company, LLC on any matter of accounting principles, financial statements, auditing scope or procedure during that period.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
          OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the directors, certain officers, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors, and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Because the reporting obligations were not triggered until December 23, 1998 when the Company completed a public offering of its common stock, no reports were required to be filed during the year ended December 31, 1998.

       STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

  Stockholder proposals submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 2000 Annual Meeting of Stockholders must be received by February 22, 2000. If the Company is not notified of a stockholder proposal by May 8, 2000, then the proxies held by management of the Company may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement. Stockholder proposals should be submitted to John Rempel, Chief Financial Officer, Creative Master International, Inc., Casey Ind Bldg., 8th Floor, 18 Bedford Rd., Taikoktsui, Kowloon, Hong Kong.

                                 OTHER MATTERS

  The Company knows of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

                                          By Order of the Board of Directors,

June 18, 1999                             Shing Kam Ming
                                          Secretary

                                   EXHIBIT A

                      CREATIVE MASTER INTERNATIONAL, INC.

                                    FORM OF
                           INDEMNIFICATION AGREEMENT

  This Indemnification Agreement (the "Agreement") is made as of
             ,        by and between Creative Master International, Inc., a
Delaware corporation (the "Company"), and                 , a [director,
director nominee and/or officer] of the Company (the "Indemnitee").

                                   RECITALS

  A. The Company and the Indemnitee recognize that the present state of the law is too uncertain to provide the Company's directors and officers with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company;

  B. The Company and the Indemnitee are aware of the growth in the number of lawsuits filed against corporate directors and officers in connection with their activities in such capacities and by reason of their status as such;

  C. The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is often beyond the financial resources of most directors and officers of the Company;

  D. The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the directors and officers of the Company bear no reasonable relationship to the amount of compensation received by the Company's directors and officers;

  E. The Company believes, therefore, that the interest of the Company's stockholders would be best served by a combination of (i) such liability insurance as the Company may reasonably obtain pursuant to the Company's obligations hereunder and (ii) a contract with its directors and officers, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Company;

  F. The Company's Bylaws authorize the indemnification of corporate agents of the Company;

  G. The Board of Directors of the Company has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its directors and officers to the fullest extent permitted by law, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its stockholders;

  H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or officer of the Company, free from undue concern for the risks and potential liabilities associated with such services to the Company; and

  I. The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the expressed condition, that he or she is furnished with the indemnification provided for herein.

                                   AGREEMENT

  NOW, THEREFORE, the Company and the Indemnitee agree as follows:

  1. Definitions.

     (a) "Expenses" means, for the purposes of this Agreement, all direct and indirect costs and expenses of any type or nature whatsoever (including, without limitation, any fees and disbursements of the Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a proceeding.

     (b) "Proceeding" means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Company) in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a director and/or officer of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as such director and/or officer or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director and/or officer of the foreign or domestic corporation or association which was a predecessor to the Company or of another enterprise at the request of such predecessor whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

  2. Agreement to Serve. In consideration of the protection afforded by this Agreement, if the Indemnitee is a director, he or she agrees to serve to the best of his or her abilities until the earlier of (i) the time when the Indemnitee fails to be reelected to the Board and qualified or (ii) such time as he or she tenders his or her resignation in writing. If the Indemnitee is an officer, he or she agrees to serve to the best of his or her abilities at the will of the Company or under separate contract, if such contract exists, for so long as the Indemnitee is duly appointed or employed or until such time as he or she tenders his or her resignation in writing. Nothing contained in this Agreement is intended to create in the Indemnitee any right to continued employment or any requirement of a continuing relationship.

  3. Indemnification.

     (a) Third Party Proceedings. The Company shall indemnify the Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

     (b) Proceedings By or in the Right of the Company. The Company shall indemnify the Indemnitee against Expenses and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged liable to the Company in the performance of the Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine proper.

     (c) No Presumption. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that the Indemnitee's conduct was unlawful.

     (d) Scope. Notwithstanding any other provision of this Agreement, the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute.

  4. Determination of Right to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to
Section 3, the Company shall indemnify the Indemnitee with respect to such written claim to the full extent permitted by law. If a claim under Section 3 is not paid in full by the Company within 30 days including amounts expended (or incurred and reasonably expected to be expended) after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid the expense of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to make a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. The Company shall have the burden of proof concerning whether the Indemnitee has or has not met the applicable standard of conduct.

  5. Advancement and Repayment of Expenses. The Expenses incurred by the Indemnitee under Section 3 in defending and investigating any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from the Indemnitee the copies of invoices presented to the Indemnitee for such Expenses, if the Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that the Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of the Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a Proceeding brought by the Company directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if the Board of Directors believes, in its sole discretion, that the Indemnitee has not met the standards of conduct which make it permissible under applicable law to indemnify the Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its stockholders.

  6. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

  7. Notice to Company by the Indemnitee. The Indemnitee shall notify the Company in writing of any matter with respect to which the Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by the Indemnitee of written notice thereof, provided that any delay in so notifying the Company shall not constitute a waiver by the Indemnitee of his or her rights hereunder. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents in the Indemnitee's possession which have been filed with the court in which the Proceeding is pending. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

  8. Maintenance of Liability Insurance.

     (a) The Company hereby agrees that so long as the Indemnitee shall continue to serve as a director and/or officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 8(b), shall use its best efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") of at least $3 million in aggregate coverage and which provides the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer.

     (b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company. If the Company makes such a determination, it will immediately notify the Indemnitee in writing.

     (c) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 7 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

  9. Defense of Claim. In the event that the Company shall be obligated under
Section 5 hereof to pay the Expenses of any Proceeding against the Indemnitee and the Company or any other person entitled to indemnification by the Company is a party to the Proceeding, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his or her counsel in any such Proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, or (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

  10. Attorneys' Fees. In the event that the Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the Company shall reimburse the Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by the Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

  11. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee served in any capacity referred to herein.

  12. Successors and Assigns. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

  13. Non-exclusivity.

     (a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and action in another capacity while occupying his or her position as a director and/or officer of the Company.

     (b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Delaware corporation to indemnify its officers and directors, the Indemnitee's rights and the Company's obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a Delaware corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

  14. Subrogation. In the event of any payment under this Agreement by the Company to or on behalf of the Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

  15. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or refrain from doing any act in violation of applicable law, rule or regulation. The Company's inability, pursuant to court order, to perform its obligations under this Agreement or the modification of this Agreement by any regulatory agency through administrative action shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section
15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

  16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

  17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

  18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

  19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                        CREATIVE MASTER INTERNATIONAL, INC.

                                        By:_____________________________________
                                          Carl Ka Wing Tong
                                          President and Chief Executive
                                           Officer

                                          Address:  Casey Ind. Bldg., 8th Floor,
                                                    18 Bedford Rd., Taikoktsui
                                                    Kowloon, Hong Kong

INDEMNITEE:

_____________________________________
  (Signature)

_____________________________________
  (Name--Please print)

_____________________________________
_____________________________________
_____________________________________
  (Address)

PROXY                 CREATIVE MASTER INTERNATIONAL, INC.
                    Proxy For Annual Meeting of Stockholders
 This Proxy Is Solicited on Behalf of the Board of Directors of Creative Master
                              International, Inc.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 18, 1999, and hereby revokes all prior proxies and appoints Carl Ka Wing Tong and Leo Sheck Pui Kwok (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock of Creative Master International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders, to be held on July 16, 1999, at 1:30 P.M., local time at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, 90212, and at any adjournments thereof.
1. ELECTION OF FIVE DIRECTORS Election of five directors, each to hold office until his or her successor shall have been elected or qualified. Nominees: Carl Ka Wing Tong, Leo Sheck Pui Kwok, Chou Kong Seng, Steve Gordon, and Clayton K. Trier. Instruction: To withhold authority to vote for any nominee, write that nominee's name in this space.

       [_] FOR the nominees listed above            [_] WITHHOLD AUTHORITY
         except as indicated above                    to vote for all nominees

2. INDEMNITY AGREEMENTS Authorizing Company to enter into indemnity agreements with its directors and officers.

         [_] FOR                    [_] AGAINST                                     [_] ABSTAIN

3. AMENDMENT TO ARTICLE II, SECTION 2 OF THE BYLAWS Approval of an amendment to
Article II, Section 2 of the Company's bylaws to allow a flexible annual meeting date.

         [_] FOR                    [_] AGAINST                                     [_] ABSTAIN

4. AMENDMENT TO ARTICLE IX OF THE BYLAWS Approval of an amendment to Article IX of the Company's bylaws to allow the Board of Directors to unilaterally amend the bylaws.

         [_] FOR                    [_] AGAINST                                     [_] ABSTAIN

5. AMENDMENT TO STOCK OPTION PLAN Ratification of the amendment to the Company's 1998 Stock Option Plan to increase the number of shares covered by the plan from 420,000 to 650,000.

         [_] FOR                    [_] AGAINST                                     [_] ABSTAIN

6. INDEPENDENT PUBLIC ACCOUNTANTS Ratification of the appointment of Arthur Andersen & Co. as the Company's independent public accountants for the fiscal year ending December 31, 1999.

         [_] FOR                    [_] AGAINST                                     [_] ABSTAIN

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless direction is given, this proxy will be voted "FOR" the election of the nominees to the Board of Directors named herein, "FOR" the proposal to authorize the Company to enter into indemnity agreements with its directors and officers, "FOR" the proposal to amend Article II, Section 2 of the Company's bylaws to allow a flexible annual meeting date, "FOR" the proposal to amend Article IX of the Company's bylaws to allow the Board of Directors to unilaterally amend the bylaws, "FOR" the proposal to ratify the amendment to the Company's 1998 Stock Option Plan to increase the number of shares covered by the plan from 420,000 to 650,000, and "FOR" the proposal to ratify the appointment by the Board of Directors of Arthur Andersen & Co. as the Company's independent public accountants for the fiscal year ending December 31, 1999. Should any other matter requiring a vote of the stockholders arise, the persons named in this Proxy or their substitutes shall vote in accordance with their best judgment in the interest of the Company.

                                     Please sign below exactly as your name
                                     appears on the Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

                                     -------------------------------------------
                                                     Signature(s)
                                     Date ______________________________________

             PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE